SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2013

Date of Report (Date of earliest event reported)

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

10777 Westheimer Rd.

Suite 1100

Houston, Texas 77042

(Address of principal executive offices)

(800) 676-1006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Beginning on March 20, 2013, Armada Oil, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which the Company intends to sell up to $4,000,000 worth of Series A Senior Unsecured 9.625% Notes (the “Notes”) carrying an annual interest rate of 9.625% per annum, compounded on a quarterly basis, with, subject to the terms therein, a maturity date of May 30, 2014. In addition to the Notes, the Company will issue the investors Series D Common Stock Purchase Warrants (the “Series D Warrants”) allowing the investors to purchase a number of shares of the Company’s common stock equal to the investor’s purchase amount divided by $0.75. The Series D Warrants are exercisable at a purchase price of $0.75 per share beginning September 1, 2013 through March 1, 2018. The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company and the investors for this type of private placement.

The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K. The description of the Notes and Series D Warrants are qualified in their entirety by reference to the full text of the Notes and Series D Warrants, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

SECTION 5. CORPORATE GOVERNANCE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On March 27, 2013, the Company’s Board of Directors granted Ms. Rhonda B. Rosen, the Company’s Chief Financial Officer, stock options to purchase up to 100,000 shares of the Company’s common stock at a purchase price of $0.54 per share, the closing price of the Company’s common stock as of the close of business on March 27, 2013, subject to Ms. Rosen entering into a stock option agreement (the “Stock Option Agreement”) with the Company. All 100,000 options vest immediately and may be exercised on a “cashless basis.”

The description of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is attached as Exhibit 10.2 hereto.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is being filed with this Report on Form 8-K.

In reviewing the agreements included as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Report;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Number	Description

4.1	Form of Series A Senior Unsecured 9.625% Note

4.2	Form of Series D Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement between Armada Oil, Inc. and certain investors.

10.2	Form of Armada Oil, Inc. Nonstatutory Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 28, 2013.

Armada Oil, Inc.

By:	/s/ James J. Cerna, Jr.
James J. Cerna, Jr.
President and Chief Executive Officer